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                                                                       EXHIBIT 5


                        OPINION OF TROUTMAN SANDERS LLP



                                 May 14, 1997




Appalachian Bancshares, Inc.
315 Industrial Boulevard
Ellijay, Georgia 30540


       Re:  Registration Statement on Form S-8
            Appalachian Bancshares, Inc. 1997 Directors' Non-Qualified Stock Option Plan and 1997 Employee Stock Incentive Plan
            Appalachian Bancshares, Inc. Section 401(k) Profit Sharing Plan

Ladies and Gentlemen:

       We have served as counsel for Appalachian Bancshares, Inc., a Georgia corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), under which up to 300,000 shares (the "Shares") of Common Stock, $5.00 par value, of the Company are to be registered for issuance under the Company's 1997 Directors' Non-Qualified Stock Option Plan and 1997 Employee Stock Incentive Plan and the Appalachian Bancshares, Inc. Section 401(k) Profit Sharing Plan (collectively, the "Plans").

       We have examined such documents and certificates of public officials as we have deemed necessary or appropriate for the purpose of issuing this opinion. In such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate governmental officials.

       We express no opinion as to matters under or involving the laws of any jurisdiction other than the corporate law of the State of Georgia.

       Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that:



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      1.   The Shares have been duly authorized; and

      2. After the Registration Statement becomes effective and up to 300,000 Shares to be issued pursuant to the Plans shall have been issued upon the terms set forth in the respective Plans and as contemplated by the Registration Statement, such Shares will be validly issued, fully-paid and nonassessable.

      We hereby consent to the filing of this opinion as Exhibits 5 and 23.2 to the Registration Statement and the reference to our name in the Registration Statement.


                                               Sincerely,

                                               /s/ Troutman Sanders LLP
                                               ---------------------------------
                                               TROUTMAN SANDERS LLP